UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2019

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2019, each of Gérard Gil and Michel Vial notified First Hawaiian, Inc. (the “Company”) of his decision to resign from the board of directors of the Company and its wholly owned subsidiary, First Hawaiian Bank, effective on such date. Each of these directors was nominated to the Company’s board of directors by BNP Paribas (“BNPP”) pursuant to the Stockholder Agreement (as defined below).

Item 8.01 Other Events.

On August 9, 2016, in connection with the initial public offering of the Company’s common stock (the “IPO”), the Company and BNPP entered into the Stockholder Agreement, which was subsequently amended on August 1, 2018, and which, as amended, we refer to as the Stockholder Agreement. Among other things, the Stockholder Agreement set forth certain agreements that governed the relationship between the Company and BNPP following the IPO until the “Non-Control Date”, which is defined in the Stockholder Agreement as the date on which BNPP ceases to control the Company for purposes of the Bank Holding Company Act of 1956 as provided for in a written determination from the Board of Governors of the Federal Reserve System or such earlier date as BNPP may designate in writing to the Company. On February 12, 2019, following the completion of BNPP’s divestiture of the Company’s common stock on February 1, 2019 and the resignation from the Company’s board of directors of all remaining directors nominated by BNPP, under the terms of the Stockholder Agreement, the Non-Control Date occurred. As a result, BNPP’s governance, approval and consent rights, as well as certain information and access rights of the parties, under the Stockholder Agreement have terminated.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: February 13, 2019	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer

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